UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 30, 2016
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FENIX PARTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37382	46-4421625
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

One Westbrook Corporate Center, Suite 920
Westchester, Illinois 60154
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(630) 480-6413

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On March 30, 2016, we and our direct and indirect subsidiaries entered into an amended and restated multicurrency credit agreement (the “Amended Credit Agreement”) with Bank of Montreal as lender and BMO Harris Bank N.A., as administrative agent, letter of credit issuer and lender (together, the “Bank Parties). This Amended Credit Agreement amends and restates the credit agreement we and our direct and indirect subsidiaries entered into with the Bank Parties on May 19, 2015 (the “Original Credit Agreement”) and described in the Current Report on Form 8-K filed on May 26, 2015.
The Amended Credit Agreement amends the Original Credit Agreement by (a) adjusting the Applicable Margins applied to various loans and fees, (b) clarifying the method of calculating EBITDA, (c) including a revised method of calculating the Fixed Charge Coverage Ratio, (d)  authorizing us to hold original vehicle titles and instituting a modified method of releasing liens on vehicle titles, (e) making a change to the Total Leverage Ratio requirements for future acquisition of businesses, and (f) including certain other credit and financial revisions. The Amended Credit Agreement has retroactive effect to December 31, 2015. Capitalized terms used in this description have the meanings given to them in the Amended Credit Agreement.
This description of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

10.1
Amended and Restated Multicurrency Credit Agreement entered into on March 30, 2016 and effective as of December 31, 2015, among Fenix Parts, Inc., Fenix Parts Canada, Inc., and their subsidiaries as guarantors, Bank of Montreal as lender and BMO Harris Bank N.A., as administrative agent, letter of credit issuer and lender.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 4, 2016

Fenix Parts, Inc.
By:	/s/ Kent Robertson
Name:	Kent Robertson
Title:	President and Chief Executive Officer